                           Cirmaker Industry Co., Ltd.
                               (A Taiwan Company)

                           Consolidated Balance Sheets
                                      as of
                           December 31, 2002 and 2001

                                       and

                     Consolidated Statements of Operations,
                      Changes in Stockholders' Equity, and
                                   Cash Flows
                               for the years ended
                           December 31, 2002 and 2001,
                                       and
                                for the period of
                        June 21, 2001 (Date of Inception)
                                     through
                                December 31, 2002

                                TABLE OF CONTENTS
                                -----------------





                                                       PAGE
                                                       ----

Independent  Auditors'  Report                          1-2

Balance  Sheets                                          3

Statements  of  Operations                               4

Statements  of  Changes  in  Stockholders'  Equity       5

Statements  of  Cash  Flows                              6

Footnotes                                               7-15

Beckstead  and  Watts,  LLP
---------------------------
Certified  Public  Accountants
                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

                          INDEPENDENT AUDITORS' REPORT

Board  of  Directors
Cirmaker  Industry  Co.,  Ltd.

We have audited the Consolidated Balance Sheets of Cirmaker Industry Co., Ltd. (the "Company") (A Taiwan Company), as of December 31, 2002 and 2001, and the related Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Cirmaker Industry Co., Ltd. as of December 31, 2002 and 2001 were audited by other auditors whose report dated February 27, 2003, expressed an unqualified opinion of the financial statements.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cirmaker Industry Co., Ltd. (A Taiwan Company) as of December 31, 2002 and 2001, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.



March  20,  2003

UNMARK & CO., CPA's


Report of Independent Accountants
---------------------------------

To  Cirmaker  Industry  Co.,  Ltd.


We have audited the accompanying balance sheet of Cirmaker Industry Co., Ltd. as of December 31, 2002 and 2001, and the related statements of income, of changes in stockholders' equity and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with "Rules Governing Examination of the Financial Statements by Certified Public Accountants" and generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Cirmaker Industry Co., Ltd. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles consistently applied.

As described in Note 21, Cirmaker Industry Co., Ltd has acquired the statement from lawyer about the medium report of certain illegal multinational raise fund dated February 26,2003, and the management of the Cirmaker Industry Co., Ltd has taken certain actions upon this subsequent event.



February  27,  2003
--------------------------------------------------------------------------------
The accompanying financial statements are not intended to present the financial position and results of operations and cash flows in accordance with accounting principles generally accepted in countries and jurisdictions other than the Republic of China. The standards, procedures and practices in the Republic of China governing the audit of such financial statements may differ from those generally accepted in countries and jurisdictions other than the Republic of China. Accordingly, the accompanying financial statements and report of the independent accountants are not intended for use by those who are not informed about the accounting principles or auditing standards generally accepted in the Republic of China, and their applications in practice.




                             Cirmaker Industry Co., Ltd.
                              Consolidated Balance Sheet
                  (Expressed in US dollars, unless otherwise stated)


                                                December 31,
                                         ------------------------
                                            2002           2001
                                         ----------     ---------
Assets
  Cash and equivalents                   $   365,930  $    20,355
  Short-term investments                      12,791            -
  Trade accounts receivable,
  net of allowance for doubtful
     accounts of $79,383 and
     $136,812, respectively                4,982,915    3,916,335
  Notes receivable                           611,337    1,072,655
  Inventory                                2,742,855    1,316,968
  Other current assets                     1,483,023    1,180,336
                                           ---------    ---------
     Total current assets                 10,198,851    7,506,649
                                          ----------    ---------

Long-term investments                        478,619      475,880

Fixed assets, net                          6,104,777    5,248,268

Intangible assets                             22,254       14,320
Other assets                                 392,994      399,231
                                         -----------  -----------
                                        $17,197,495   $13,644,348
                                        =========================

Liabilities and stockholders' equity

  Bank loans                             $ 3,383,883  $ 2,387,710
  Trade accounts payable                   2,301,565      145,282
  Notes payable                            1,392,490      700,022
  Accrued expense                            489,140      380,193
  Other payables and customer
   deposits                                   69,224       93,400
  Current portion of long-
   term debt                                2 53,476      246,229
                                          -----------    --------
     Total current liabilities             7,889,778    3,952,836
                                          -----------    --------
  Long-term debt, less
  current maturities                       1,597,954    1,843,587
  Other liabilities                          173,990      626,955
                                          -----------    --------
                                           9,661,722     6,423,378
                                         ------------  -----------

  Commitments and contingencies                    -             -

  Stockholders' equity
  Common stock, 21,384,000 shares
  issued and outstanding                   6,426,070     6,426,070
  Additional paid-in capital                 860,724       860,724
  Retained earnings                          598,636       325,393
  Accumulated other
  comprehensive income -
        foreign currency translation
        adjustment                         (349,657)     (391,217)
                                          -----------    ---------
                                           7,535,773     7,220,970
                                          -----------    ---------
                                         $17,197,495   $13,644,348
                                         ===========   ===========

                                     F-3



                             Cirmaker Industry Co., Inc.
                        Consolidated Statements of Operations
                  (Expressed in US dollars, unless otherwise stated)


                                                 December 31,
                                            2002           2001
                                        ---------------------------
  Net sales                             $ 18,330,322   $12,199,258
  Cost of goods sold                     (16,357,509)   (9,883,869)
                                        ---------------------------
  Gross profit                             1,972,813     2,315,389

  Selling, general and administrative      1,262,372     1,629,933
  Depreciation and amortization              397,078       350,228
                                        ---------------------------
  Net income from operations                 313,363       335,228

  Other income (expense)
  Interest income                              9,464         5,876
  Interest expense                          (237,411)     (224,882)
  Other income (loss)                        218,256       (20,686)
  Exchange gain (loss)                       130,319      (112,090)
  Loss on long-term investments                    -       (70,035)
                                        ---------------------------
  Net income (loss) before
  income taxes                               433,991       (86,589)

  Income tax (expense) benefit              (160,748)       30,556
                                        ---------------------------
  Net income (loss)                     $    273,243   $   (56,033)
                                        ===========================









                                                 Cirmaker Industry Co., Inc.
                                 Consolidated Statements of Changes in Shareholders' Equity
                                     (Expressed in US dollars, unless otherwise stated)


                                                                           Accumulated
                                                                           Other
                                            Additional          Retained   Comprehensive
                          Common Stock      Paid-in Capital     Earnings   Income (Loss)     Total
                         -------------------------------------------------------------------------------
  Balance as of
 January 1, 2001         $    5,972,851   $          860,724   $381,426  $               -   $7,215,001
  Stock Dividends               453,219                    -          -                  -      453,219
  Net loss for the year
     ended December 31, 2001                                    (56,033)                        (56,033)
  Foreign exchange translation loss                                               (391,217)    (391,217)
                         -------------------------------------------------------------------------------

  Balance as of
   December 31, 2001          6,426,070              860,724    325,393           (391,217)   7,220,970

  Net income for the year
     ended December 31, 2002                                    273,243                         273,243
  Foreign exchange translation loss                                                 41,560       41,560
  Balance as of
  December 31, 2002    $      6,426,070   $          860,724   $598,636  $        (349,657)  $7,535,773
                         -------------------------------------------------------------------------------




                                 Cirmaker Industry Co., Inc.
                            Consolidated Statements of Cash Flow
                     (Expressed in US dollars, unless otherwise stated)


                                                            For the years ended
                                                               December 31,
                                              -----------------------------------------
                                                      2002                 2001
                                              -----------------------------------------

CASH FLOWS FROM
  OPERATING ACTIVITIES:
  Net income ( loss)                          $           273,243   $          (56,033)
  Adjustments to reconcile net
  income to net cash
  provided by (used in) operating
  activities:
  Unrealized loss on reduction
   of short-term investments
  to market                                                 1,705                    -
  Depreciation and amortization expense                   397,078              350,228
  Bad debts expense                                       216,403              575,352
  Long-term investment loss                                     -                5,665
  Loss on disposal of fixed assets                              -               21,256
  Loss on disposal of investment                                -               70,029
  Unrealized gain on foreign exchange                      (3,581)
  Change in assets and liabilities:
     Notes and accounts receivable                       (518,334)          (2,810,986)
     Inventories                                       (1,418,307)             489,797
     Prepayments and other receivables                    134,578             (686,064)
     Deferred income tax assets                           (10,526)            (186,968)
     Notes and accounts payable                         2,843,886             (423,773)
     Accrued expenses                                     106,758              151,837
     Other payables and collected
   in advance                                            (179,430)            (257,388)
                                              -----------------------------------------
  Net cash provided by (used in)
  operating activities                                  1,843,473           (2,757,048)
                                              -----------------------------------------
  CASH FLOWS FROM INVESTING
   ACTIVITIES:
  Decrease in accounts receivable -
   related party                                                -            1,253,672
  Increase in restricted assets                          (430,385)            (142,234)
  Increase in long-term
  investment                                                    -             (472,103)
  Increase in short-term
   investment                                             (14,496)                   -
  Increase in fixed assets                             (1,215,480)            (228,624)
  Proceeds from disposal
  of fixed assets                                               -                6,322
  Proceeds from disposal
   of long-term investment                                      -               16,237
  Increase in intangible
   assets                                                 (11,240)             (13,156)
  Increase in other assets                                (31,635)             (16,036)
                                              -----------------------------------------
  Net cash provided by
   investing activities                                (1,703,236)             404,078
                                              -----------------------------------------

  CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Increase  in short-term loans                           982,431            1,724,729
  Decrease in long-term loans                            (250,414)             (78,437)
  (Decrease) increase in accounts
  payable- related party                                 (526,679)             466,440
                                              -----------------------------------------
  Net cash provided by financing activities               205,338            2,112,732
                                              -----------------------------------------
  Net decrease in cash and
  bank deposits                                           345,575             (240,238)
  Cash and bank deposits at
   beginning of the period                                 20,355              260,593
                                              -----------------------------------------
  Cash and bank deposits
  at end of the period                        $           365,930   $           20,355
                                              =========================================
  SUPPLEMENTAL DISCLOSURE:
  Cash paid during the
  period for interest                         $           234,947   $          229,103
                                              =========================================
  Cash paid during the
  year for income tax                         $            99,472   $          133,769
                                              =========================================


                           Cirmaker Industry Co., Ltd.
                          Notes to Financial Statements

Note  1  -  Nature  of  business  and summary of significant accounting policies

Cirmaker Industry Co., Ltd. ("the Company") was incorporated as a company limited by shares under the Company Law of the Republic of China (R.O.C.) on June 8, 1984. The main activities of the Company includes the manufacturing, the processing, and the sales of electronic components such as crimping terminals, insulated terminals, cable lugs, crimping tools, close ends, butt connectors terminal tape type and writing accessories.

Estimates
---------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash  and  cash  equivalents
----------------------------
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Investments
-----------
Investments in companies over which the Company exercises significant influence are accounted for by the equity method whereby the Company includes its proportionate share of earnings and losses of such companies in earnings. Other long-term investments are recorded at cost and are written down to their estimated recoverable amount if there is evidence of a decline in value which is other than temporary.

Trade  receivables
------------------
Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition and credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Inventories
-----------
Inventories are stated at the lower of cost or market value, with cost being determined on a weighted average basis. Provisions made for inventory obsolescence and declines in market value are included in cost of goods sold.

Property,  plant  and  equipment
--------------------------------
Property, plant and equipment are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

     Computer  equipment                    5  years
     Vehicles                               5  years
     Office  furniture  and  fixtures       7  years
     Buildings                             55  years

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or

                           Cirmaker Industry Co., Ltd.
                          Notes to Financial Statements

sold, the costs and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

Revenue  recognition  policy
----------------------------
Revenue from product sales is recognized when shipped, FOB shipping point. Shipping and handling charges billed to customers are included in net sales, and shipping and handling costs incurred by the Company are included in cost of goods sold.

Earnings  per  share
--------------------
Net earnings per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic earnings per share is computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period.

Advertising  Costs
------------------
The Company expenses all costs of advertising as incurred. The Company expensed $34,166 and $33,880 in advertising costs included in selling and marketing expenses for the years ended December 31, 2002 and 2001, respectively.

Foreign  currency  translations
-------------------------------
The functional currency for the Company's foreign subsidiaries is the local currency. Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the exchange rates in effect at the balance sheet date; revenues and expenses are translated using the average exchange rates in effect during the period. The cumulative translation adjustments are included in accumulated other comprehensive income or loss, which is a separate component of stockholders' equity. Foreign currency transaction gains or losses are included in the results of operations.

Fair  value  of  financial  instruments
---------------------------------------
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002 and 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment  of  long  lived  assets
-----------------------------------
The Company reviews its long-lived assets and intangibles periodically to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future cash flows be less than the carrying value, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles. There were no impairment losses recognized in 2002 or 2001.

Stock-Based  Compensation:
--------------------------
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Comprehensive  Income
---------------------
SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had

                           Cirmaker Industry Co., Ltd.
                          Notes to Financial Statements

no items of other comprehensive income and therefore has not presented a statement of comprehensive income.


Segment  reporting
------------------
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Income  taxes
-------------
The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent  pronouncements
----------------------
In  September  2001,  the  Financial  Accounting  Standards  Board (FASB) issued
Statement No. 143, Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement will be effective for the Company's fiscal year ending 2003. Management does not expect the adoption of this standard to have a material impact on the Company's financial statements.

In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendments of FASB Statement No. 13, and Technical Corrections . The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated With Exit or Disposal Activities. This statement requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, this statement states the liability should be initially measured at fair value. The statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

In January 2003, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. This statement provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement also amends the disclosure requirements of SFAS

                           Cirmaker Industry Co., Ltd.
                          Notes to Financial Statements

No. 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. The transitional guidance and annual disclosure provisions of this statement is effective for the December 31, 2002, financial statements. The interim reporting disclosure requirements will be effective for the Company's March 31, 2003, 10-QSB. Because the Company continues to account for employee stock-based compensation under APB Opinion No. 25, the transitional guidance of SFAS No. 148 has no effect on the financial statements at this time. However, the December 31, 2002, financial statements have incorporated the enhanced disclosure requirements of SFAS No. 148, as presented above under the caption "Employee Stock Plans."

In January 2003, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FASB Interpretation No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain guarantees. The 2002 financial statements have incorporated the enhanced disclosure requirements of Interpretation No. 45, as presented in Note 1 to the financial statements under the caption "Product warranties." The Company does not expect that this interpretation will have any other effect on its financial statements.

In  January  2003,  the  FASB  issued  Interpretation  No.  46, Consolidation of
Variable Interest Entities. This interpretation establishes standards for identifying a variable interest entity and for determining under what circumstances a variable interest entity should be consolidated with its primary beneficiary. Until now, a company generally has included another entity in its consolidated financial statements only if it controlled the entity through voting interests. Interpretation No. 46 changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The requirements of Interpretation No. 46 will apply to the Company for its quarter ending September 30, 2003. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

Note  2  -  Trade  accounts  and  notes  receivable

                                                  December 31,
                                                  ------------
                                             2002               2001
                                         -----------      ------------
  Notes receivable                    $      611,337     $   1,072,655
  Accounts receivable                      5,062,298         4,053,147
                                           ----------        ---------
                                           5,673,635         5,125,802


  Less: Allowance for doubtful accounts      (79,383)        (136,812)
                                      $    5,594,252     $   4,988,990
                                        ==============  ===============

                           Cirmaker Industry Co., Ltd.
                          Notes to Financial Statements

Note  3  -  Inventories
Inventories  consisted  of  the  following:


                                               December 31,
                                        2002                  2001
                                --------------------  ---------------------
Raw materials & supplies        $           198,156   $             40,035
Work-in-process                             172,419                345,771
Finished goods                            1,097,874                568,399
Merchandise                               1,406,326                448,778
                                --------------------  ---------------------
                                          2,874,775              1,402,983
Less: Reserve for obsolescence             (131,920)               (86,015)
                                --------------------  ---------------------
                                $         2,742,855   $          1,316,968
                                ====================  =====================




Note  4  -  Long-term  investments

Details  of  long-term  investments  are  summarized  as  follows:

                              December 31, 2002             December 31, 2001
                              -------------------------------------------------
                                          Percentage of           Percentage of
Name of Investee              Amount       Ownership     Amount     Ownership
--------------------------------------------------------------------------------
Quality Test System, Inc.     $     3,799     0.02%      $  3,777      0.02%

Sunpentown International, Inc.     474,820     1.07%      472,103      1.07%
--------------------------------------------------------------------------------

Total                         $    478,619            $   475,880

Note  5  -  Fixed  assets

Fixed  assets  consist  of  the  following:



                              December  31,      December  31,
                                 2002                2001
                              ------------------------------
Land                           $    2,945,635   $ 2,928,779
Buildings                           1,697,835       856,188
Machinery equipment                 1,375,772     1,235,968
Transportation equipment              137,200        69,316
Furniture and fixtures                182,886       168,257
Miscellaneous equipment               730,244       528,198
Prepayment for equipment                    -        33,887
                               ---------------  ------------
                                    7,089,590     5,840,496
Less accumulated depreciation   (     984,813)   (  592,228)
                               ---------------  ------------
Total                          $    6,104,777   $ 5,248,268
                               ===============  ============



Depreciation expense totaled $397,078 and $350,228 for the years ended December 31, 2002 and 2001, respectively.

                           Cirmaker Industry Co., Ltd.
                          Notes to Financial Statements


Note  6  -  Short-term  loans


                            December 31,
                ------------------------------
                     2002            2001
                --------------  --------------
Bank loan       $   3,383,883   $   2,387,710
                --------------  ==============
Interest rates   4.65% - 6.00%   5.50% - 8.37%
                ==============  ==============



The short-term loans listed above were used for working capital and are due within one year.

Note  7  -  Long-term  debt

Long-term  debt  consisted  of  the  following:

                            Interest
Bank                        Rate                               Amount
-----------------           ---------       ------------------------------------
                                                               Current
December 31, 2002                           Over 1 year        Portion     Total       Collateral
-----------------                           ---------------------------------------------------------
Hsinchu International       3.5 % -                                                     Land, Plant
bank                        4.375 %       $    366,299        $   149,879  $   516,178  and Machinery

E Sun Commercial            3.5 % -
Bank, Ltd                   4.5 %            1,231,655             103,597    1,335,252  Land
                            -----------------------------------------------------------
                                           $ 1,597,954        $   253,476  $ 1,851,430
                            ===========================================================

December 31, 2001
Hsinchu International       4.375 % -                                                   Land, Plant
bank                        8.585 %       $    515,976        $   143,225  $   659,201  and Machinery

E Sun
Commercial
Bank, Ltd                   4.375 %          1,327,611            103,004    1,430,615  Land
                            -----------------------------------------------------------
                                         $   1,843,587        $   246,229  $ 2,089,816
                            ===========================================================




Note  8  -  Pension  Plan

a. In 1999, the Company established an independent retirement plan in accordance with the Labor Standard Law and the plan covering all regular employees. The Company contributes 2% of salaries paid monthly to an account of "Pension Fund Management Committee" with the Central Trust of China. The pension fund balances are not reflected in the financial statements. The total pension expense was $9,880 and $8,475 for 2002 and 2001, respectively.

b. According to R.O.C. FAS NO.18 "Accounting For Pension", the related actuarial assumptions to calculate the accrued pension cost based on the measurement date of December 31, 2002, are as follows:


                    2002   2001
                    ------------
Discount rate       4.00%  4.50%
The rate of salary
increase            3.00%  5.00%
Expected return on
plan asset          4.00%  4.50%

                           Cirmaker Industry Co., Ltd.
                          Notes to Financial Statements

c.  Reconciliation  of  the  plan  funded  status  are  as  follows:


                                         December 31,
                                    ---------------------
Benefit obligations:                   2002       2001
----------------------------------  ----------  ---------
  Vested benefit obligation         $       -   $      -
  Non-vested benefit obligation      (170,848)  (119,971)
                                    ----------  ---------
  Accumulated benefit obligation     (170,848)  (119,971)
  Additional benefit obligation
on future salaries                   (121,263)  (183,176)
                                    ----------  ---------
  Projected benefit obligation       (292,111)  (303,147)
Plan assets at fair value              27,120     16,681
                                    ----------  ---------
Funded status                        (264,991)  (286,466)
Unrecognized transition obligation    172,542    180,572
Charge to stockholders' equity        (80,625)    24,950
Additional liability                        -    (22,346)
                                    ----------  ---------
Accrued pension cost                $(173,084)  $(103,290)
                                    ======================



Note  9  -  Income  taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of December 31, 2002, income tax payable to Taiwan taxing authorities totaled $1,042,000 and income tax expense totaled $1,019,000.

Note  10  -  Stockholders'  equity

The Company had 21,384,000 shares of its common stock issued and outstanding as of December 31, 2002 and 2001, respectively.

Note  11  -  Commitments  and  contingencies

As of December31,2002 and 2001, balance of unused letters of credit amounted to $184,230 and $164,002, respectively.

                           Cirmaker Industry Co., Ltd.
                          Notes to Financial Statements

Note  12  -  Related  party  transactions

a.     Names  and  relationships  of  related  parties  are  as  follows:


Name of related party             Relationship
---------------------   -----------------------------
De Chen Paper Company  The chairman is the supervisor
De Chen                of the Company
Liao Shi-Yi            The Chairman of the Company
Chang Hung-Chun        The General Manager of the Company
Shen Chin-Lu           Shareholder.
Lily-Ku                Shareholder.
Liu Tzu-Yin            Shareholder.




b. The Company, in its normal course of business, conducted certain transactions with related parties as follows:

(1)  Purchases  of  raw  materials
     -----------------------------

                 2002                 2001
         --------------------------------------------
                      Percentage           Percentage
                      of total             of total
         Amount       purchase    Amount   purchase
         --------------------------------------------
De Chen  $     3,161           -  $58,184      0.49
         ============================================



 (2)  Sales
-----------


               2002               2001
         ---------------------------------------
                  Percentage          Percentage
                  of total            of total
         Amount   Net sales  Amount   Net sales
         ---------------------------------------
De Chen  $     -          -  $56,221       0.46
Others    21,272          -   14,421       0.12
         ---------------------------------------

         $21,272          -  $70,642       0.58
         =======================================


                           Cirmaker Industry Co., Ltd.
                          Notes to Financial Statements

 (3)  Receivable  from  and  payable  to  related  parties:
----------------------------------------------------------


                     December 31,2002   December 31,2001
                           Percentage          Percentage
                           of ending           of ending
                  Amount   balance    Amount   balance
                  -----------------------------------
Notes receivable
De Chen           $     -        -  $29,184     3.00
Others                489        -    1,717        -
                  -----------------------------------

                      489        -   30,901     3.00
                  ===================================


(4)  Financing
--------------




                          December 31,2002    December 31,2001
                         ----------------------------------------
Due from related         Ending    Maximum   Ending    Maximum
 parties:                Balance   Balance   Balance   Balance
                         ----------------------------------------
Chang Hung-Chun          $      -  $      -  $     -   $1,253,672
                         ----------------------------------------


Due from related         Ending    Maximum   Ending    Maximum
 parties:                Balance   Balance   Balance   Balance
                         ----------------------------------------
Chang Hung-Chun          $      -   459,053  $456,426     493,316
Liao Shi-Yi                     -    67,626    67,239     152,504
Lily-Ku                         -         -         -       7,153
Liu Tzu-Yin                     -     4,114         -      20,601
Shen Chin-Lu                    -         -         -      36,052
                         ----------          ---------
                         $      -            $ 523,665
                         ==========          =========



(5)  Property  transaction
     ---------------------
In 2001, the Company purchased 500,000 shares of Sunpentowm International Inc. from Liao Shi-Yi at a total selling price of $472,103.

Note  13  -  Subsequent  events

Reverse  merger
---------------
On March 21, 2003, the Company effected a Merger and Reorganization Agreement (the "Agreement") with Wrestle-Plex Sports Entertainment, Inc., a State of Nevada publicly-traded company, which subsequently changed its name to Cirmaker Technology Corporation (hereinafter referred to as "CRKT"). Pursuant to the Agreement, CRKT acquired over 80% of the issued and outstanding capital shares of the Company in exchange for 8,050,000 shares of CRKT. Pursuant to the terms of the Agreement, CRKT may continue to acquire additional shares until it owns 100% of the Company, if such additional shares are tendered to the escrow agent, even though the Agreement has been closed.

The acquisition was accounted for using the purchase method of accounting as applicable to reverse acquisitions because the former stockholders and board of directors of the Company control the CRKT common stock immediately upon conclusion of the transaction. Under reverse acquisition accounting, the post-acquisition entity was accounted for as a recapitalization of the Company.